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[LOGO]                                  One International Place
                                        Boston, Massachusetts 02110-9801
                                        617/439-9700 Fax 617/439-0476

                                        1500 Main Street, Suite 1908
                                        Springfield, Massachusetts 01103
                                        413/747-0-42 Fax 413/739-5149

                                        http://www.wolfandco.com

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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 333-1178 (dated February 8, 1996 on Form S-8), Registration Statement Number 333-3004 (dated March 29, 1996 on Form S-8) and Registration Statement Number 333-17439 (dated December 6, 1996 on Form S-8) of People's Bancshares, Inc. of our report dated January 26, 1999 on the financial statements of People's Bancshares, Inc., appearing in the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 1998.





Wolf & Company P.C.
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Wolf & Company P.C.

Boston, Massachusetts
March 30, 1999





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